News Release

Virtus Investment Partners Announces Financial Results for the Third Quarter 2016

▪	EPS of $1.99; EPS, As Adjusted, of $1.64

▪	Total Sales of $3.1B; Positive Net Flows of $0.5B; AUM of $46.5B

Hartford, CT, October 28, 2016 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended September 30, 2016.

Financial Highlights (Unaudited)
(Dollars in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	9/30/2016	9/30/2015	Change	6/30/2016	Change

U.S. GAAP Financial Measures
Revenues	$82.3	$92.4	(11%)	$80.1	3%
Operating expenses	$65.8	$69.3	(5%)	$71.3	(8%)
Operating income	$16.5	$23.1	(28%)	$8.7	89%
Operating margin	20.1%	25.0%		10.9%
Net income (loss) attributable to common stockholders	$15.6	$(0.6)	N/M	$8.1	93%
Earnings (loss) per share - diluted	$1.99	$(0.07)	N/M	$0.97	105%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$65.1	$71.1	(8%)	$62.6	4%
Operating expenses, as adjusted	$44.8	$45.8	(2%)	$45.9	(2%)
Operating income, as adjusted	$20.3	$25.3	(20%)	$16.7	22%
Operating margin, as adjusted	31.2%	35.6%		26.6%
Net income attributable to common stockholders, as adjusted	$12.9	$15.5	(17%)	$10.3	25%
Earnings per share - diluted, as adjusted	$1.64	$1.74	(6%)	$1.24	32%

(1) See the information beginning on page 9 for a reconciliation to their most directly comparable U.S. GAAP measures and other important disclosures.
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP earnings information and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented most accurately reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 9 of this earnings release.

Virtus Investment Partners, Inc. 2.

GAAP Results

Operating income for the quarter increased 89 percent sequentially on higher revenues and lower operating expenses, which included $1.9 million of severance costs. Operating expenses decreased 8 percent from the second quarter, which included $3.8 million of collateralized loan obligation (CLO) issuance costs and $2.4 million of severance costs associated with a previously announced staff reduction.
Earnings per diluted common share of $1.99 increased 105 percent from $0.97 in the second quarter. Third quarter earnings per share included $0.53 of unrealized gains on investments and ($0.15) of severance costs; second quarter earnings per share included a $0.21 gain from the sale of a minority interest investment, ($0.56) of CLO launch-related expenses, and ($0.18) of severance costs.
The effective tax rate of 30 percent included the release of a $1.5 million valuation allowance related to marketable securities.
Non-GAAP Results
Operating income, as adjusted, and the related margin improved sequentially on higher revenues, as adjusted, resulting from higher investment management fees, as adjusted, and lower operating expenses, as adjusted. The 4 percent sequential-quarter increase in investment management fees, as adjusted, included a $0.7 million incentive fee on a CLO issued in 2006 that was redeemed in the third quarter. Employment expenses, as adjusted, were unchanged from the second quarter as higher variable compensation offset lower base salary and benefits, due primarily to the staff reduction. Other operating expenses, as adjusted, decreased 10 percent from the second quarter, which included the annual Board of Directors' equity grant and costs associated with discrete business development initiatives.
Net income attributable to common stockholders, as adjusted, of $12.9 million, or $1.64 per diluted common share, increased sequentially by 25 percent and 32 percent, respectively. Third quarter earnings per share, as adjusted, included a full-quarter benefit from the reduced share count of $0.09 following the second quarter tender offer, as well as a $0.06 benefit related to the CLO incentive fee.
The effective tax rate, as adjusted, of 37 percent was relatively unchanged from prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

Asset Flows and Assets Under Management
(in billions)

	Three Months Ended			Three Months Ended
	9/30/2016	9/30/2015	Change	6/30/2016	Change
Ending assets under management	$46.5	$47.9	(3%)	$45.2	3%
Average assets under management	$45.5	$50.6	(10%)	$44.8	2%
Gross sales	$3.1	$2.5	21%	$2.4	29%
Net flows	$0.5	$(1.6)	N/M	$(2.2)	N/M

N/M - Not Meaningful

Assets under management of $46.5 billion at quarter-end increased 3 percent from June 30, 2016 due to positive net flows and market appreciation.

Total sales of $3.1 billion increased 29 percent sequentially due to higher sales in all product categories. The sequential quarter increase in mutual fund sales of 39 percent reflects higher sales in the Emerging Markets Opportunities Fund. Separately managed account (SMA) sales increased 16 percent sequentially due primarily to higher sales in equity strategies managed by Kayne Anderson Rudnick. Institutional sales increased 13 percent over the prior quarter and included a domestic REIT mandate at Duff and Phelps Investment Management, as well as small- and mid-cap equity mandates at Kayne Anderson Rudnick.

Net flows were positive $0.5 billion, a sequential-quarter increase of $2.6 billion, due to significantly improved flows in open-end funds and net inflows in institutional, SMAs and ETFs. Mutual fund net flows were ($0.3) billion compared with ($2.4) billion in the second quarter, with the sequential quarter change reflecting $1.7 billion of improved flows in the Emerging Markets Opportunities Fund, as well as higher flows in fixed income and domestic equity mutual funds.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Balance Sheet Highlights (Unaudited)
(in millions)

	As of			As of
	9/30/2016	9/30/2015	Change	6/30/2016	Change
Cash and cash equivalents	$165.4	$126.5	31%	$155.5	6%
Seed capital investments (1)	179.1	276.8	(35%)	174.1	3%
Investments - other (2)	38.4	41.4	(7%)	38.4	—%
Total - cash and investments	$382.9	$444.7	(14%)	$368.0	4%

Deferred taxes, net	$44.6	$59.7	(25%)	$46.4	(4%)
Dividends payable	$4.1	$4.3	(5%)	$4.0	3%
Total equity attributable to stockholders	$469.8	$539.6	(13%)	$466.1	1%

Working capital (3)	$150.4	$106.6	41%	$151.9	(1%)
Ending shares outstanding	7.610	8.668	(12%)	7.718	(1%)

(1) Represents the company’s investments in sponsored investment products including the company's investment in consolidated sponsored investment products (CSIPs), net of noncontrolling interests. For the periods ending September 30, 2016, September 30, 2015, and June 30, 2016, net assets of CSIPs represent $141.8 million, $338.7 million, and $134.3 million of total assets, $2.9 million, $29.8 million, and $2.4 million of total liabilities, and $30.3 million, $49.9 million, and $27.1 million of redeemable noncontrolling interests, respectively.
(2) Investments that are not related to the company’s seed investments, including mutual funds and an investment in a company-managed CLO, which is a consolidated investment product. For the periods ended September 30, 2016 and June 30, 2016, the investment in the consolidated investment product consisted of $377.0 million and $441.9 million of total assets and $349.6 million and $414.4 million of total liabilities, respectively.
(3) Defined as cash and investments plus accounts receivable, net, less seed capital investments, a company-managed CLO, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable

At September 30, 2016 the company had cash and investments of $50 on a per-share basis, no outstanding debt and $150.0 million of capacity on its new unsecured credit facility. Share repurchases in the quarter totaled $10.0 million, or 1.5 percent of shares outstanding. Since September 30, 2015, the company has repurchased 1.1 million shares and reduced its ending shares outstanding by 12.2 percent.
In the third quarter, the company finalized a new unsecured credit facility that replaced its former $75.0 million secured credit agreement. The new $150.0 million facility has a five-year term with the ability to increase the borrowing capacity by $50.0 million, subject to lending group approval, which would bring total capacity to $200.0 million. The new agreement provides financing at a variable interest rate of LIBOR plus a margin ranging from 1.75 percent to 2.25 percent based on the company's leverage ratio.
On October 27th, the company announced that it had entered into a purchase agreement for 1.7 million shares of its common stock, or approximately 22.7 percent of shares outstanding at September 30, from its largest shareholder, Bank of Montreal Holding Inc. The repurchase was funded from cash on hand and $30 million of proceeds from its credit facility.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, October 28, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available in the Investor Relations section of www.virtus.com or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 5954853). A replay of the call will be available through November 4 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 5954853). The presentation that will be reviewed as part of the conference call will be available in the Presentations section of www.virtus.com.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2016	9/30/2015	Change	6/30/2016	Change	9/30/2016	9/30/2015	Change
Revenues
Investment management fees	$60,398	$64,891	(7%)	$58,192	4%	$176,234	$204,254	(14%)
Distribution and service fees	12,116	15,587	(22%)	12,167	—%	36,761	52,820	(30%)
Administration and transfer agent fees	9,588	11,614	(17%)	9,499	1%	29,085	37,233	(22%)
Other income and fees	222	283	(22%)	227	(2%)	624	1,555	(60%)
Total revenues	82,324	92,375	(11%)	80,085	3%	242,704	295,862	(18%)
Operating Expenses
Employment expenses	33,142	33,504	(1%)	33,065	—%	102,184	102,719	(1%)
Distribution and other asset-based expenses	17,380	21,717	(20%)	17,432	—%	52,913	69,900	(24%)
Other operating expenses	11,392	11,165	2%	12,457	(9%)	34,614	51,403	(33%)
Other operating expenses of consolidated sponsored investment products	611	1,120	(45%)	777	(21%)	2,521	2,895	(13%)
Other operating expenses of consolidated investment products	24	—	N/M	3,841	(99%)	3,921	—	N/M
Restructuring and severance	1,879	—	N/M	2,391	(21%)	4,270	—	N/M
Depreciation and other amortization	754	910	(17%)	776	(3%)	2,392	2,562	(7%)
Amortization expense	604	837	(28%)	603	—%	1,858	2,511	(26%)
Total operating expenses	65,786	69,253	(5%)	71,342	(8%)	204,673	231,990	(12%)
Operating Income	16,538	23,122	(28%)	8,743	89%	38,031	63,872	(40%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	961	(2,082)	N/M	3,281	(71%)	3,584	(1,194)	N/M
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	3,536	(17,619)	N/M	3,097	14%	6,928	(18,271)	N/M
Realized and unrealized gain (loss) of consolidated investment product, net	144	(721)	N/M	581	(75%)	2,960	(721)	N/M
Other income (expense), net	250	141	77%	(15)	N/M	463	823	(44%)
Total other income (expense), net	4,891	(20,281)	N/M	6,944	(30%)	13,935	(19,363)	N/M
Interest Income (Expense)
Interest expense	(128)	(138)	7%	(129)	1%	(389)	(382)	(2%)
Interest and dividend income	221	324	(32%)	619	(64%)	1,113	906	23%
Interest and dividend income of investments of consolidated sponsored investment products	1,364	2,898	(53%)	1,696	(20%)	6,021	8,320	(28%)
Interest expense of consolidated investment product	(3,788)	(1)	N/M	(5,668)	33%	(10,188)	(1)	N/M
Interest income of consolidated investment product	4,047	42	N/M	2,582	57%	8,835	42	N/M
Total interest income (expense), net	1,716	3,125	(45%)	(900)	N/M	5,392	8,885	(39%)
Income Before Income Taxes	23,145	5,966	288%	14,787	57%	57,358	53,394	7%
Income tax expense	6,869	9,669	(29%)	6,087	13%	20,512	28,360	(28%)
Net Income (Loss)	16,276	(3,703)	N/M	8,700	87%	36,846	25,034	47%
Noncontrolling interests	(651)	3,054	N/M	(612)	(6%)	(770)	3,436	N/M
Net Income (Loss) Attributable to Common Stockholders	$15,625	$(649)	N/M	$8,088	93%	$36,076	$28,470	27%
Earnings (Loss) Per Share - Basic	$2.04	$(0.07)	N/M	$0.99	106%	$4.47	$3.21	39%
Earnings (Loss) Per Share - Diluted	$1.99	$(0.07)	N/M	$0.97	105%	$4.39	$3.15	39%
Cash Dividends Declared Per Share	$0.45	$0.45	—%	$0.45	—%	$1.35	$1.35	—%
Weighted Average Shares Outstanding - Basic	7,676	8,775	(13%)	8,170	(6%)	8,062	8,876	(9%)
Weighted Average Shares Outstanding - Diluted	7,854	8,775	(10%)	8,314	(6%)	8,223	9,039	(9%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016
By product (period end):
Open-End Funds (1)	$29,716.4	$28,882.1	$26,536.0	$24,813.8	$25,266.4
Closed-End Funds	6,349.8	6,222.3	6,543.6	6,959.6	6,887.3
Exchange Traded Funds	306.9	340.8	353.6	399.4	460.6
Separately Managed Accounts (2)	6,539.6	6,784.4	7,021.1	7,407.2	7,924.8
Institutional Accounts (2)	5,025.0	5,155.7	5,196.9	5,589.7	6,000.4
Total	$47,937.7	$47,385.3	$45,651.2	$45,169.7	$46,539.5

By product (average) (3)
Open-End Funds (1)	$31,627.1	$30,017.6	$27,295.9	$25,537.7	$25,149.9
Closed-End Funds	6,714.5	6,378.5	6,152.3	6,659.9	6,853.4
Exchange Traded Funds	269.9	343.4	337.1	371.9	426.0
Separately Managed Accounts (2)	6,930.9	6,552.7	6,768.4	7,015.0	7,413.6
Institutional Accounts (2)	5,082.4	5,199.9	5,112.4	5,223.9	5,687.6
Total	$50,624.8	$48,492.1	$45,666.1	$44,808.4	$45,530.5

By asset class (period end):
Equity	$28,231.0	$28,314.9	$27,061.4	$26,206.9	$26,669.5
Fixed Income	15,580.6	15,115.6	14,994.2	15,450.6	15,756.8
Alternatives (4)	3,681.7	3,468.7	3,091.0	3,056.8	3,691.6
Other (5)	444.4	486.1	504.6	455.4	421.6
Total	$47,937.7	$47,385.3	$45,651.2	$45,169.7	$46,539.5

Assets Under Management - Average Net Management Fees Earned (6)
(In basis points)

	Three Months Ended
	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016
Open-End Funds (1)	47.3	46.0	47.3	49.4	50.1
Closed-End Funds	66.9	66.3	65.4	65.4	65.9
Exchange Traded Funds	21.9	29.1	34.6	36.2	32.4
Separately Managed Accounts (2)	54.5	54.4	56.1	55.2	53.2
Institutional Accounts (2)	34.2	34.4	36.7	36.2	41.5
All Products	49.4	48.4	49.7	51.1	51.8

(1) Includes assets under management of open-end and variable insurance funds
(2) Includes assets under management related to option strategies
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter
- Institutional Accounts - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships, and other
(5) Consists of option strategies
(6) Represents net investment management fees divided by average assets. Net investment management fees are defined as investment management fees, as adjusted, less fees paid to third party service providers for investment management related services. For the three months ended September 30, 2016, the impact of third party service providers for investment management related services on Open-End Funds and All Products was 1.5 and 1.2 basis points, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Asset Flows by Product
(In millions)

	Three Months Ended					Nine Months Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016	9/30/2015	9/30/2016
Open-End Funds (1)
Beginning balance	$33,345.3	$29,716.4	$28,882.1	$26,536.0	$24,813.8	$37,514.2	$28,882.1
Inflows	1,866.2	2,546.9	2,193.4	1,351.9	1,882.5	7,499.9	5,427.8
Outflows	(3,736.0)	(3,702.0)	(4,794.3)	(3,799.8)	(2,139.4)	(13,308.5)	(10,733.5)
Net Flows	(1,869.8)	(1,155.1)	(2,600.9)	(2,447.9)	(256.9)	(5,808.6)	(5,305.7)
Market performance	(1,780.9)	425.2	295.9	887.5	736.5	(1,936.7)	1,919.9
Other (2)	21.8	(104.4)	(41.1)	(161.8)	(27.0)	(52.5)	(229.9)
Ending balance	$29,716.4	$28,882.1	$26,536.0	$24,813.8	$25,266.4	$29,716.4	$25,266.4

Closed-End Funds
Beginning balance	$6,901.0	$6,349.8	$6,222.3	$6,543.6	$6,959.6	$7,581.4	$6,222.3
Inflows	—	—	—	—	—	—	—
Outflows	—	—	—	(103.3)	—	—	(103.3)
Net Flows	—	—	—	(103.3)	—	—	(103.3)
Market performance	(380.4)	18.7	421.3	481.7	(63.3)	(830.6)	839.7
Other (2)	(170.8)	(146.2)	(100.0)	37.6	(9.0)	(401.0)	(71.4)
Ending balance	$6,349.8	$6,222.3	$6,543.6	$6,959.6	$6,887.3	$6,349.8	$6,887.3

Exchange Traded Funds
Beginning balance	$132.6	$306.9	$340.8	$353.6	$399.4	$—	$340.8
Inflows	217.7	57.7	62.3	52.8	66.9	285.1	182.0
Outflows	(13.8)	(23.0)	(33.8)	(20.8)	(19.6)	(26.0)	(74.2)
Net Flows	203.9	34.7	28.5	32.0	47.3	259.1	107.8
Market performance	(29.1)	1.6	(13.6)	17.4	19.4	(29.5)	23.2
Other (2)	(0.5)	(2.4)	(2.1)	(3.6)	(5.5)	77.3	(11.2)
Ending balance	$306.9	$340.8	$353.6	$399.4	$460.6	$306.9	$460.6

Separately Managed Accounts (3)
Beginning balance	$6,952.1	$6,539.6	$6,784.4	$7,021.1	$7,407.2	$6,884.8	$6,784.4
Inflows	263.8	332.8	399.2	444.2	516.1	959.1	1,359.5
Outflows	(334.5)	(396.6)	(364.3)	(314.6)	(182.0)	(1,032.0)	(860.9)
Net Flows	(70.7)	(63.8)	34.9	129.6	334.1	(72.9)	498.6
Market performance	(353.2)	312.0	210.8	246.5	189.9	(241.3)	647.2
Other (2)	11.4	(3.4)	(9.0)	10.0	(6.4)	(31.0)	(5.4)
Ending balance	$6,539.6	$6,784.4	$7,021.1	$7,407.2	$7,924.8	$6,539.6	$7,924.8

Institutional Accounts (3)(4)
Beginning balance	$5,070.0	$5,025.0	$5,155.7	$5,196.9	$5,589.7	$4,722.0	$5,155.7
Inflows	199.5	226.6	186.2	541.2	612.5	781.7	1,339.9
Outflows	(110.3)	(181.3)	(276.6)	(305.5)	(252.4)	(344.8)	(834.5)
Net Flows	89.2	45.3	(90.4)	235.7	360.1	436.9	505.4
Market performance	(109.9)	120.4	148.4	153.6	60.3	(74.2)	362.3
Other (2)	(24.3)	(35.0)	(16.8)	3.5	(9.7)	(59.7)	(23.0)
Ending balance	$5,025.0	$5,155.7	$5,196.9	$5,589.7	$6,000.4	$5,025.0	$6,000.4

Total
Beginning balance	$52,401.0	$47,937.7	$47,385.3	$45,651.2	$45,169.7	$56,702.4	$47,385.3
Inflows	2,547.2	3,164.0	2,841.1	2,390.1	3,078.0	9,525.8	8,309.2
Outflows	(4,194.6)	(4,302.9)	(5,469.0)	(4,544.0)	(2,593.4)	(14,711.3)	(12,606.4)
Net Flows	(1,647.4)	(1,138.9)	(2,627.9)	(2,153.9)	484.6	(5,185.5)	(4,297.2)
Market performance	(2,653.5)	877.9	1,062.8	1,786.7	942.8	(3,112.3)	3,792.3
Other (2)	(162.4)	(291.4)	(169.0)	(114.3)	(57.6)	(466.9)	(340.9)
Ending balance	$47,937.7	$47,385.3	$45,651.2	$45,169.7	$46,539.5	$47,937.7	$46,539.5

(1) Includes assets under management of open-end and variable insurance funds
(2) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows of cash management strategies, net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage
(3) Includes assets under management related to option strategies
(4) Includes assets under management related to structured products. Effective April 1, 2016, the issuance/(repayment) of structured product notes are reported as inflows/(outflows). Prior to April 1, 2016, all changes in structured product AUM were reported as a component of Other.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Non-GAAP Information and Reconciliations
(In thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Total revenues, GAAP	$82,324	$92,375	$80,085
Distribution and other asset-based expenses (1)	(17,380)	(21,717)	(17,432)
Consolidated investment products revenues (2)	191	429	(27)
Total revenues, as adjusted	$65,135	$71,087	$62,626

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Total operating expenses, GAAP	$65,786	$69,253	$71,342
Distribution and other asset-based expenses (1)	(17,380)	(21,717)	(17,432)
Consolidated investment products expenses (2)	(635)	(1,120)	(4,618)
Amortization of intangible assets (3)	(604)	(837)	(603)
Restructuring and severance (4)	(1,879)	—	(2,391)
Other (6)	(445)	170	(358)
Total operating expenses, as adjusted	$44,843	$45,749	$45,940

Reconciliation of Operating Income, GAAP to Operating Income, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Operating income, GAAP	$16,538	$23,122	$8,743
Consolidated investment products operating income (2)	826	1,549	4,591
Amortization of intangible assets (3)	604	837	603
Restructuring and severance (4)	1,879	—	2,391
Other (6)	445	(170)	358
Operating income, as adjusted	$20,292	$25,338	$16,686

Operating margin, GAAP	20.1%	25.0%	10.9%
Operating margin, as adjusted	31.2%	35.6%	26.6%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Reconciliation of Net Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common
Stockholders, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Net income (loss) attributable to common stockholders, GAAP	$15,625	$(649)	$8,088
Amortization of intangible assets, net of tax (3)	378	515	371
Restructuring and severance, net of tax (4)	1,177	—	1,470
Seed capital and CLO investments, net of tax (5)	(4,571)	15,787	149
Other, net of tax (6)	279	(105)	220
Net income attributable to common stockholders, as adjusted	$12,888	$15,548	$10,298

Weighted Average Shares Outstanding - Basic	7,676	8,775	8,170
Weighted Average Shares Outstanding - Diluted	7,854	8,775	8,314
Weighted Average Shares Outstanding - Diluted, as adjustedA	7,854	8,931	8,314

Earnings (Loss) Per Share - Basic, GAAP	$2.04	$(0.07)	$0.99
Earnings (Loss) Per Share - Diluted, GAAP	$1.99	$(0.07)	$0.97

Earnings Per Share - Basic, as adjusted	$1.68	$1.77	$1.26
Earnings Per Share - Diluted, as adjusted	$1.64	$1.74	$1.24

Reconciliation of Income Before Taxes, GAAP to Income Before Taxes, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Income before taxes, GAAP	$23,145	$5,966	$14,787
Consolidated investment products (income) loss (2)	(651)	3,148	(612)
Amortization of intangible assets (3)	604	837	603
Restructuring and severance (4)	1,879	—	2,391
Seed capital and CLO investments (5)	(4,841)	15,648	(781)
Other (6)	445	(170)	358
Income before taxes, as adjusted	$20,581	$25,429	$16,746

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Income tax expense, GAAP	$6,869	$9,669	$6,087
Tax impact of amortization of intangible assets	226	322	232
Tax impact of restructuring and severance	702	—	921
Tax impact of seed capital and CLO investments	(270)	(139)	(930)
Tax impact of Other	166	(65)	138
Income tax expense, as adjusted	$7,693	$9,787	$6,448

Effective tax rate, GAAPB	29.7%	162.1%	41.2%
Effective tax rate, as adjustedC	37.4%	38.5%	38.5%
A Reflects dilutive impact to shares in all periods; differs from GAAP basis in periods of a GAAP earnings loss
B Reflects Income tax expense, GAAP, divided by Income before taxes, GAAP
C Reflects Income tax expense, as adjusted, divided by Income before taxes, as adjusted

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Investment management fees, GAAP	$60,398	$64,891	$58,192
Consolidated investment products fees (2)	153	302	(88)
Investment management fees, as adjusted	$60,551	$65,193	$58,104

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Administration and transfer agent fees, GAAP	$9,588	$11,614	$9,499
Consolidated investment products fees (2)	32	100	49
Administration and transfer agent fees, as adjusted	$9,620	$11,714	$9,548

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Employment expenses, GAAP	$33,142	$33,504	$33,065
Employment expenses, as adjusted	$33,142	$33,504	$33,065

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Other operating expenses, GAAP	$11,392	$11,165	$12,457
Other (6)	(445)	170	(358)
Other operating expenses, as adjusted	$10,947	$11,335	$12,099

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - These costs are generally passed directly through to external parties. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not distribute products through intermediary distribution partners or utilize third party service providers for investment management related services.

2.
Consolidated investment products - Management believes that excluding the operating activities of majority-owned funds and CLOs to reflect revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results, as only revenues generated and expenses incurred related to providing investment management and related services will be included in operating income, as adjusted.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses, and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Seed capital and CLO investments - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO products can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

6.
Other - Certain expenses and losses related to transition items that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense/(benefit) items, such as adjustments for uncertain tax positions, valuation allowances and other unusual items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other (in thousands)	9/30/2016	9/30/2015	6/30/2016
System transition expenses	445	(170)	358
Tax impact of system transition expenses	(166)	65	(138)
Total Other	$279	$(105)	$220

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated sponsored investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations attributable to stockholders. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated sponsored investment products, and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments, or changes in our relationships with, unaffiliated subadvisers; (j) changes in key distribution relationships; (k) interruptions in service or failure to provide service by third-party service providers; (l) volatility associated with our common stock; (m) civil litigation and government investigations or proceedings; (n) the risk of capital loss associated with our investments; (o) the inability to make quarterly distributions; (p) the lack of availability of required and necessary capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants under existing debt agreement; (s) strategic transactions and other risks and uncertainties described in our 2015 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com